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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 2002, except for the last paragraph of Note 5 as to which the date is February 28, 2002 relating to the financial statements, which appears in Anworth Mortgage Asset Corporation's Annual Report to Shareholders on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California
June 28, 2002